UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2004

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events.

On April 28, 2004, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing that the Registrant’s trust subsidiary, Bergen Capital Trust I, will redeem all of its outstanding 7.80% Trust Originated Preferred Securities (CUSIP No. 083748202) at the liquidation amount of $25.00 per preferred security plus accrued cash distributions through the redemption date of May 28, 2004. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release dated April 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: April 28, 2004	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Senior Vice President and Chief Financial Officer